Exhibit 10(s)

WAIVER AND FIFTH AMENDMENT
TO AMENDED AND RESTATED
SENIOR SUBORDINATED LOAN AGREEMENT

        This WAIVER AND FIFTH AMENDMENT TO AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT (“Fifth Amendment”) is made and entered into as of March 25, 2005 between CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), its subsidiaries party hereto (the Company and its subsidiaries are referred to individually as a “Loan Party” and collectively as the “Loan Parties”), jointly and severally, as borrowers and WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership (“WBMCF”), the Emilie D. Wierda Living Trust dated 3/1/94, William Beckman, Thomas Wallace, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, and the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, (together with WBMCF, each a “Lender” and collectively, as the “Lenders”).

R E C I T A L S

        A.            Pursuant to that certain Amended and Restated Senior Subordinated Loan Agreement dated as of December 27, 2002, as amended by Waiver, Consent and First Amendment to Amended and Restated Senior Subordinated Loan Agreement dated April 14, 2003, Second Amendment to Amended and Restated Senior Subordinated Loan Agreement dated as of April 23, 2004, Consent and Third Amendment to Amended and Restated Senior Subordinated Loan Agreement dated as of August 2, 2004, and Fourth Amendment to Amended and Restated Senior Subordinated Loan Agreement dated as of November 8, 2004 (and as further amended, restated or otherwise modified, the “Loan Agreement”) between the Loan Parties and the Lenders, the Lenders and Loan Parties agreed to amend and restate the terms of an existing senior subordinated loan agreement.

        B.            Defaults have occurred with respect to certain of the financial covenants in the Loan Agreement, which defaults the Loan Parties have requested the Lenders to waive, and the Lenders are willing to grant such waiver as provided in this Fifth Amendment. The Loan Parties have further requested, and the Lenders have further agreed, to amend selected provisions of the Loan Agreement upon the terms and conditions hereinafter set forth.

        C.            The Loan Parties, JPMorgan Chase Bank, N.A. (as successor to Bank One, NA), as Agent and the Senior Lenders are entering into an eighth amendment to amended and restated credit agreement dated as of the date hereof (the “Senior Eighth Amendment”), pursuant to which Senior Lenders, among other things, are agreeing to waive certain covenant defaults under and to amend the terms of the Senior Loan Agreement.

        D.            Based upon the foregoing recitals, and without waiving any rights or remedies other than those expressly waived herein, Lenders are willing to amend the terms of the Loan Agreement under the terms and conditions expressly set forth herein.

A G R E E M E N T S

        NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.           Incorporation of Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Fifth Amendment.

        2.           Definitions. All capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement, as amended by this Fifth Amendment.

        3.           Defaults. The Loan Parties hereby acknowledge, confirm and agree that certain events have occurred, as specifically described on Schedule I hereto (said events collectively, the “Existing Defaults”), each of which constitutes an Event of Default or Potential Event of Default and entitles, or would entitle, the Lenders to exercise certain rights and remedies under the Loan Agreement.

        4.           Waiver. In reliance upon the representations, warranties and covenants of the Loan Parties contained in this Fifth Amendment, and subject to the terms and conditions of this Fifth Amendment and any documents or instruments executed in connection herewith, the Lenders agree to, and do hereby, waive all of the Existing Defaults. The Loan Parties understand and agree that the waiver contained in this Section 4 relates only to the Existing Defaults, all of which occurred prior to the date of this Fifth Amendment, and that said waiver shall not be construed as a waiver of, or agreement to waive, any Events of Default or Potential Events of Default other than the Existing Defaults. Except as limited and/or modified by this Fifth Amendment and by the documents executed and delivered in connection herewith, the Loan Documents shall continue in full force and effect until such time as the Obligations have been paid in full.

        5.           Amendment of the Loan Agreement. Subject to the Loan Parties’ performance of their obligations to Lenders hereunder on the date hereof, the parties hereto agree to amend the terms of the Loan Agreement as follows:

(a) The following definition is hereby added to Section 1.1 of the Loan Agreement:

“‘Fifth Amendment’ shall mean that certain Fifth Amendment to Amended and Restated Senior Subordinated Loan Documents dated as of March 26, 2005, between the Loan Parties and the Lenders as the same may be amended, supplemented, restated or otherwise modified from time to time.”

“‘Fifth Amendment Closing Date’ shall mean the date on which the Fifth Amendment shall have been executed and delivered by all parties thereto, and the conditions in Section 7 thereof shall have been satisfied.”

WAIVER AND FIFTH AMENDMENT

        (b)       Section 6.17 of the Loan Agreement is hereby amended by deleting clauses (a), (b), (c), (d), (e) and (f) thereof, and replacing them with the following new clauses (a), (b), (c), (d), (e) and (f), respectively:

        “(a)        Fixed Charge Coverage Ratio. The Loan Parties shall not permit the Fixed Charge Coverage Ratio to be less than: (i) 0.45 to 1.00 for the fiscal month ending on or about March 31, 2005; or (ii) 1.31 to 1.00 as of any fiscal month-end thereafter, as determined in each case in accordance with GAAP for the twelve consecutive month period then ending.”

        “(b)        Minimum EBITDA. The Loan Parties shall not permit EBITDA to be less than: (i) negative $1,375,000 for the Company’s fiscal quarter ending on or about March 31, 2005; or (ii) $1,980,000 for any fiscal quarter thereafter, such amount to be determined in each case in accordance with GAAP for the period of such fiscal quarter then ending.”

        “(c)        Senior Debt to EBITDA Ratio. The Loan Parties shall not permit the Senior Debt to EBITDA Ratio to be greater than: (i) 5.61 to 1.00 as of the end of the Company’s fiscal quarter ending on or about March 31, 2005; or (ii) 2.365 to 1.00 as of the end of each fiscal quarter thereafter; such ratio to be determined in each case in accordance with GAAP using the ratio of Senior Debt as of the end of each such fiscal quarter to EBITDA for the period of four consecutive fiscal quarters of the Company then ending.”

        “(d)        Total Debt to EBITDA Ratio. The Loan Parties shall not permit the Total Debt to EBITDA Ratio to be greater than: (i) 10.175 to 1.00 as of the end of the Company’s fiscal quarter ending on or about March 31, 2005; or (ii) 4.675 to 1.00 as of the end of any fiscal quarter thereafter; such ratio to be determined in each case in accordance with GAAP using the ratio of Total Debt as of the end of each such fiscal quarter to EBITDA for the period of four consecutive fiscal quarters of the Company then ending.”

        “(e)        Total Liabilities to Tangible Capital Funds Ratio. The Loan Parties shall not permit the Total Liabilities to Tangible Capital Funds Ratio to be greater than: (i) 13.20 to 1.00 as of the end of March 2005; or (ii) 5.23 to 1.00 as of the end of any month thereafter; such ratio to be determined in each case in accordance with GAAP as of such month-end.”

        “(f)        Adjusted Working Capital. The Loan Parties shall not permit Adjusted Working Capital to be less than: (i) negative $12,650,000 as of the end of March 2005; or (ii) negative $9,900,000 as of the end of each month thereafter; such amount to be determined in each case in accordance with GAAP as of such month end. Notwithstanding the foregoing, the minimum Adjusted Working Capital requirement hereunder shall increase by $1,000,000 over the prior year’s December 31 number, as of and at the end of each fiscal year commencing with fiscal year-end 2005; e.g., the minimum Adjusted Working Capital requirement as of December 31, 2005 shall be negative $8,900,000.”

WAIVER AND FIFTH AMENDMENT

        6.       Agreement Regarding Financial Covenants. The Lenders and the Loan Parties hereby agree and acknowledge that, notwithstanding the provisions of Section 6.17(a), (b), (c), (d), (e) and (f) of the Loan Agreement (as each is amended by this Fifth Amendment), the Lenders and the Loan Parties intend to negotiate a revised set of mutually-acceptable financial covenants to be applicable during all periods after March 31, 2005.

7. Fifth Amendment Conditions. The Fifth Amendment and the obligations of Lenders contemplated hereby shall be governed by and subject to the following terms and conditions:

(a) receipt of this Waiver and Fifth Amendment to Amended and Restated Senior Subordinated Loan Documents, duly executed by the Loan Parties and Lenders;

        (b)       receipt of copies of all documents evidencing corporate action taken by each Loan Party with respect to the consummation of the transactions contemplated by this Fifth Amendment, including but not limited to, and as requested by the Lenders, resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance by such Loan Party of this Fifth Amendment;

        (c)       receipt of a certificate of each Loan Party, signed by its chief executive officer or president, to the effect that: (i) all of the representations and warranties of such party contained in this Fifth Amendment are true and correct as of the date hereof; (ii) such party has complied with and performed all of the terms, covenants and agreements contained in the Senior Subordinated Loan Documents which are to be complied with or performed by such party on or before the date hereof; and (iii) other than the Existing Defaults, no Event of Default or Potential Event of Default has occurred and is continuing;

        (d)       receipt of the Senior Eighth Amendment, certified by the Loan Parties’ secretary or president to be true and correct and in full force and effect and any and all other documents, agreements, certificates and instruments executed or delivered in connection therewith, each in form and substance satisfactory to Lenders in their sole discretion; and

        (e)       receipt of the execution and delivery or obtainment of such other instruments, documents, agreements, certificates, instruments, consents, waivers, opinions and information as Lenders may reasonably request, all in a form reasonably acceptable to Lenders.

        8.       Representations and Warranties of the Loan Parties. As a further inducement for the Lenders to consent to the transactions contemplated by this Fifth Amendment, the Loan Parties hereby represent and warrant to Lenders that:

(a) The Loan Parties have the requisite power and authority to execute, deliver and carry out this Fifth Amendment and the transactions contemplated hereby.

WAIVER AND FIFTH AMENDMENT

        (b)       The execution and delivery of this Fifth Amendment, the Senior Eighth Amendment and the consummation by the Loan Parties of the transactions contemplated hereby or thereby has been duly authorized by all necessary action and other consents, approvals and the like required on the part of the Loan Parties.

        (c)       Neither the execution and delivery by the Loan Parties of this Fifth Amendment or the Senior Eighth Amendment nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Loan Parties with the terms, conditions and provisions hereof or thereof, shall (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to the Certificate or Articles of Incorporation or by-laws of the Loan Parties or any law, statute, rule or regulation to which the Loan Parties are subject, or any agreement, instrument, order, judgment or decree to which the Loan Parties are subject.

        (d)       This Fifth Amendment and the Senior Eighth Amendment have been duly and validly executed and delivered by the Loan Parties and constitute legal, valid and binding obligations, and all such obligations of the Loan Parties are enforceable in accordance with their respective terms.

(e) No event has occurred and is continuing and no condition exists which would constitute an Event of Default or Potential Event of Default, other than the Existing Defaults.

        (f)       All representations and warranties of the Loan Parties in the Loan Agreement remain true and correct as of the date hereof (except as disclosed on Schedule II hereto, and except for non material changes to certain schedules previously delivered as of the Second Amendment Effective Date) as though originally made on and as of the date hereof and will be true and correct after giving effect to the amendments set forth in Section 5 hereof.

        (g)       Each Loan Party represents that: (a) it has no intention to file or acquiesce in the filing of any bankruptcy or insolvency proceeding hereafter, absent Lender’s approval of such proceeding; and (b) the period commencing on the Fifth Amendment Closing Date and ending on the Senior Termination Date is sufficient for such Loan Party to accomplish the commitments it has undertaken in this Fifth Amendment.

        9.       Release and Indemnity.

        (a)       Each Loan Party does hereby release and forever discharge each Lender (in such Person’s capacity as a Lender and not in such Person’s capacity as officer, director or Affiliate of a Loan Party) and each Affiliate thereof and each of their respective employees, officers, directors, partners, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any

WAIVER AND FIFTH AMENDMENT

kind or nature whatsoever, whether based on law or equity, which any of said parties has held, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Fifth Amendment is signed by any of such parties (i) arising directly or indirectly out of this Fifth Amendment, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between each Loan Party and any Lender or any of its respective directors, partners, officers, agents, employees, attorneys or other representatives.

        (b)       Each Loan Party shall and hereby does indemnify each Lender and each Affiliate thereof and their respective directors, partners, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from the execution by any Lender or Loan Party of this Fifth Amendment or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Senior Subordinated Loan Documents, and the Loan Parties shall reimburse each Lender and each Affiliate thereof and their respective directors, partners, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified or in connection with disputes exclusively between Lenders.

        (c)       Without limiting any provision of this Fifth Amendment, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages: (i) arising out of or resulting from the sole ordinary or contributory negligence of such Person or (ii) imposed upon said party under any theory of strict liability. Without prejudice to the survival of any other obligations of the Loan Parties hereunder and under the other Senior Subordinated Loan Documents, the obligations of the Loan Parties under this Section 9 shall survive the termination of the Senior Subordinated Loan Documents and the other Senior Subordinated Loan Documents and the payment of the Obligations.

        10.       Miscellaneous.

        (a)       Further Assurances. The Loan Parties shall, from time to time at the request of the Lenders holding a majority in interest of the Loans, do all further acts and things as may in the opinion of such Lenders be necessary or advisable to effectuate the transaction and other matters contemplated hereby, including, without limitation, the modification of or amendment to any other agreements, certificates or instruments to which the Loan Parties are a party.

WAIVER AND FIFTH AMENDMENT

(b) Notices. All notices and other communications given to or made upon any party hereto in connection with this Fifth Amendment shall be in accordance with Section 8.6 of the Loan Agreement.

        (c)       Joint and Several Liability. Except as specifically set forth herein, the liability of each Loan Party under this Fifth Amendment and the other agreements in general shall be joint and several, and each reference herein to the Loan Parties shall be deemed to refer to each such Loan Party. In furtherance and not in limitation of Lenders’ rights and remedies hereunder or at law, each Lender may proceed under the Loan Agreement and the other agreements against any one or more of the Loan Parties in their absolute and sole discretion for any of the obligations of the Loan Parties or any other liability or obligation of the Loan Parties arising thereunder.

        (d)       Survival. All representations, warranties, covenants, indemnifications, consents and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Fifth Amendment and, except as set forth otherwise herein, shall remain in effect through the date that all amounts due hereunder are paid to Lenders.

        (e)       Entire Agreement. This Fifth Amendment and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

        (f)       Counterparts. This Fifth Amendment may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a counterpart by facsimile shall be deemed to be delivery of an original counterpart hereto.

(g) Captions. Section captions used in this Fifth Amendment are for convenience only, and shall not affect the construction of this Fifth Amendment.

(h) No Further Amendments. Except as specifically amended hereby, the terms and provisions of the Loan Agreement shall remain in full force and effect.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

WAIVER AND FIFTH AMENDMENT

        IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Fifth Amendment to Amended and Restated Senior Subordinated Loan Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.

By:     William Blair Mezzanine Capital Partners III, L.L.C., its general partner

          By: /s/ Terrance M. Shipp
                    ——————————————
          Name: Terrance M. Shipp
                    ——————————————
          Title: Managing Director
                    ——————————————

SIGNATURE PAGES TO WAIVER AND FIFTH AMENDMENT

COUNTERPART SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT

Emilie D. Wierda Living Trust dated 3/1/94

By: /s/ Craig Wierda
          ——————————————
Name: Craig Wierda
          ——————————————
Title: Trustee
          ——————————————

/s/ William Beckman
————————————————
William Beckman

/s/ Thomas Wallace
————————————————
Thomas Wallace

SIGNATURE PAGES TO WAIVER AND FIFTH AMENDMENT

COUNTERPART SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT

CRAIG WIERDA GRANTOR RETAINED ANNUITY TRUST, DATED JANUARY 31, 1994 By: /s/ Greg Bego —————————————— Greg Bego, Trustee

EMILIE WIERDA GRANTOR RETAINED ANNUITY TRUST, DATED JANUARY 31, 1994 By: /s/ Greg Bego —————————————— Greg Bego, Trustee

SIGNATURE PAGES TO WAIVER AND FIFTH AMENDMENT

COUNTERPART SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT

CLARION TECHNOLOGIES, INC. By: /s/ William Beckman —————————————— Name: William Beckman —————————————— Title: President ——————————————

CLARION REAL ESTATE, LLC. By: /s/ William Beckman —————————————— Name: William Beckman —————————————— Title: President ——————————————

SIGNATURE PAGES TO WAIVER AND FIFTH AMENDMENT

SCHEDULE I
Existing Defaults

(i)	Loan Parties’ default under the financial covenant set forth in Section 6.17(a) of the Loan Agreement (“Fixed Charge Coverage Ratio”) as of the fiscal period ending on or about February 28, 2005.

(ii)	Loan Parties’ default under the financial covenant set forth in Section 6.17(b) of the Loan Agreement (“Minimum EBITDA”) as of the fiscal period ending on or about December 31, 2004.

(iii)	Loan Parties’ default under the financial covenant set forth in Section 6.17(c) of the Loan Agreement (“Senior Debt to EBITDA Ratio”) as of the fiscal period ending on or about December 31, 2004.

(iv)	Loan Parties’ default under the financial covenant set forth in Section 6.17(e) of the Loan Agreement (“Total Liabilities to Tangible Capital Funds Ratio”) as of the fiscal periods ending on or about December 31, 2004, January 31, 2005 and February 28, 2005.

(v)	Loan Parties’ default under the financial covenant set forth in Section 6.17(f) of the Loan Agreement (“Adjusted Working Capital”) as of the fiscal period ending on or about February 28, 2005.

SCHEDULE 1 TO WAIVER AND FIFTH AMENDMENT
-Sched. 1-

SCHEDULE II
Representations and Warranties

Schedule 4.10 to the Loan Agreement (“Subsidiaries”) is amended in the following respects:

— the following subsidiaries, each of which is 100% owned by Clarion Technologies, Inc., are hereby added:

CTI RIO BRAVO, S. DE R.L. DE C.V. incorporated pursuant to Public Instrument No. 11,069 dated November 22, 2004 of the records of Notary Public No. 1 in and for Ciudad Juarez, Chihuahua and with Tax Identification Number (RFC) CRB041122EN5.

CLARION TECHNOLOGIES DE MEXICO, S. DE R.L. DE C.V. incorporated pursuant to Public Instrument No. 11,068 dated November 22, 2004 of the records of Notary Public No. 1 in and for Ciudad Juarez, Chihuahua and with Tax Identification Number (RFC) CTM0411228G4.

— Mito Products, Inc., is deleted as a subsidiary, such entity having been dissolved.

SCHEDULE 2 TO WAIVER AND FIFTH AMENDMENT
-Sched. 2-